Exhibit 10.70

TD Banknorth, N.A.

17 New England Executive Park

2nd Floor

Burlington, MA 01803

TDBanknorth.com

November 20, 2006

Microfluidics Corporation as Agent

30 Ossipee Road

Newton, MA 02464-9101

Attn: Dennis P. Riordan, Controller

Re:                               Loan and Security Agreement (All Assets) dated as of March 3, 2004 (the “Loan Agreement”) between and among MFIC Corporation, a Delaware Corporation (“MFIC”) and Microfluidics Corporation, a Delaware Corporation (“Microfluidics”) (MFIC and Microfluidics are hereafter collectively referred to as the “Borrower”) and TD Banknorth N.A. (formerly known as Banknorth N.A. the “Lender”) and Related Documents (the “Transaction Documents”)

Gentlemen:

Reference is made to the Loan Agreement between the Borrower and the Lender and the Transaction Documents. The Agreement is hereby amended, effective immediately as follows:

Section 1.01 the term for “Debt Service Coverage Ratio” is hereby deleted in its entirety and the following new terms substituted therefore, as follows:

“Debt Service Coverage Ratio” shall mean, during the applicable period, that quotient equal to (a) EBITDA of the Borrower plus Share Based Compensation minus distributions minus Cash Taxes of the Borrower, divided by fixed charges of the Borrower, that is,

EBITDA + Share Based Compensation - distributions - Cash Taxes

Fixed Charges

“EBITDA” shall mean, for the applicable period, income from continuing operations before the payment of interest and taxes, plus depreciation and amortization, determined in accordance with generally accepted accounting principles.

“Share Based Compensation” shall mean, during the applicable period, the non cash expense relating to options granted to employees and others as detailed in the Borrower’s condensed consolidated statements of cash flows from operating activities, determined in accordance with generally accepted accounting principles.

“Cash Taxes” shall mean, during the applicable period, those taxes actually paid by the Borrower.

Nothing contained herein, nor shall any correspondence between the Borrower and the Bank alter or impair the demand nature of the Borrower’s Obligations to the Bank under the Loan Agreement.

Except as specifically amended hereby, the Loan Agreement remains in full force and effect and the Borrower reaffirms all representations and warranties contained therein, as of the date hereof.

Please acknowledge your assent and agreement to the foregoing by signing this letter in the space provided and returning it to the undersigned, whereupon it shall take effect as an instrument under seal.

Very truly yours,
TD BANKNORTH, N.A.

By:	/s/ Brant A. McDougall
Brant A. McDougall, Senior Vice President

ACKNOWLEDGED AND AGREED TO:

MFIC Corporation

By:	/s/ Irwin J. Gruverman
Irwin J. Gruverman, Chairman and CEO

Date:	12/07/06

Microfluidics Corporation

By:	/s/ Irwin J. Gruverman

Date:	12/07/06